AGREEMENT

KNOW ALL MEN BY THESE PRESENTS:

     This Agreement made and executed this 12th day of February 1999 by and between:

               ZIASUN TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the State of Nevada, U.S.A., with business address at 12707 High Bluff Drive, 2nd Floor, San Diego, CA 92130, represented herein by its duly authorized President and CEO, Mr. Anthony L. Tobin, hereinafter referred to as "ZiaSun";

                                     - and -

               GLOBAL DIRECT MARKETING LIMITED, a corporation duly organized and existing under the laws of the British Virgin Islands, with business address at 80 Raffles Place, #16-20 U.O.B. Plaza #2, Singapore 048624, represented herein by its duly authorized representative, Mr. Mark O'Connor, hereinafter referred to as "Global Direct;


                                WITNESSETH: That

     WHEREAS, Global Direct is engaged in the business of packaging, arranging and marketing investments and credit facilities;

     WHEREAS, ZiaSun expressed interest in acquiring on-going concerns which will compliment and enhance its main line of business;

     WHEREAS, Global Direct introduced and referred ZiaSun to Online Investors Advantage Incorporated, a Utah registered corporation hereinafter referred to as "Online Investors", for possible acquisition;

     WHEREAS, the parties desire to define the services to be provided by and the compensation to be paid to Global Direct in connection with the referral of the proposed acquisition by ZiaSun of Online Investors;

     NOW THEREFORE, for and in consideration of the foregoing premises, the parties hereto agree as follows:

     Section 1 REFERRAL - Ziasun acknowledges that Global Direct introduced and referred Ziasun to Online Investors for possible acquisition.

     Section 2. SERVICES - Global Direct shall assist ZiaSun in negotiating for the possible acquisition of all the outstanding capital stock of Online Investors. The services by Global Direct shall include, but not be limited to, the following:

     (a) assign an individual or team that will assist the representatives of ZiaSun in negotiating with the representatives of Online Investors;

     (b) provide the logistics, liaison and support which may be necessary in the course of negotiations by ZiaSun with Online Investors;

     (c) cause the preparation of all documents which may be required for the acquisition; and

     (d) provide all other services and assistance which may be necessary to ensure that ZiaSun obtains the most favorable terms and conditions.


     Section 3. COMPENSATION - For and in consideration of the referral of and the services to be provided by Global Direct, Ziasun shall pay Global Direct Seventy Five Thousand (75,000) shares of restricted common stock of Ziasun:
Provided, That the referral and services of Global Direct result in the consummation of the acquisition by ZiaSun of all the outstanding capital stock of Online Investors. The said shares are to be issued exactly 9 months after the actual acquisition date.

     Section 4. EXPENSES - The compensation set forth in Section 3 hereof shall be full, complete and final settlement to Global Direct. All expenses which may be incurred by Global Direct in the course of providing the services hereunder shall be for the sole account of and paid by Global Direct.

     Section 5. AMENDMENTS - The written consent of the parties shall be required for an amendment or any waiver of the provisions of this Agreement.

     Section 6. ASSIGNMENT - No party shall have the right to transfer its rights or obligations hereunder without the prior written consent of the other party.
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
     Section 7. ENTIRE AGREEMENT - This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

     IN WITNESS WHEREOF, the parties hereto set their hands on the date first stated above.



ZIASUN TECHNOLOGIES, INC.                    GLOBAL DIRECT
                                             MARKETING LIMITED

By: /S/ Anthony L. Tobin                     By: /S/ Mark O'Connor
-------------------------                    ---------------------------------
ANTHONY L. TOBIN                             MARK O'CONNOR


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